Exhibit 99.1
MODEL N ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2020 FINANCIAL RESULTS

SAN MATEO, Calif. - Nov. 10, 2020 - Model N, Inc. (NYSE: MODN), the leading provider of cloud revenue management solutions for life sciences and high tech companies, today announced financial results for the fourth quarter and fiscal year 2020 ended September 30, 2020.

“As we announced in October, our fourth quarter results exceeded our guidance across all key metrics which resulted in another quarter of profitable growth and a strong finish to the year. I am proud of how our team performed in fiscal year 2020, particularly in this challenging macroenvironment,” said Jason Blessing, president and chief executive officer of Model N. “In the fourth quarter, we continued to see our go-to-market strategy work as designed as we added new customers, expanded within our existing customer base and signed additional SaaS transition deals, resulting in the highest quarterly deal volume in our company’s history. Our customer wins ranged from enterprise companies to some of the largest enterprises in the world in both Life Sciences and High Tech. As the pandemic continues to impact our customers, the value of our products is evident to customers of all sizes and from each vertical, and we expect them to continue to view us as a top IT investment priority for fiscal year 2021.”

Recent Highlights

•Global Pharmaceutical Customers Select Model N Revenue Cloud – During the fourth quarter, several new customers selected Model N as their provider of revenue management solutions. Top, global pharmaceutical company and long-time customer, Merck & Co., selected the full suite of Model N Revenue Cloud products for the spin-off of Organon & Co., its women’s health, trusted legacy brands, and biosimilars businesses. Also during the quarter, Octapharma, one of the largest human protein products manufacturers in the world, chose Model N to support its commitment to patient care and medical innovation, including its development of plasma-derived blood product therapies to combat COVID-19. We believe that organizations choose Revenue Cloud because it offers enhanced efficiency, increased visibility, and improved transparency in reporting.

•Life Sciences Customers’ Go-lives Provide Rapid Time-to-Value and Increased Return-on-Investment – In the fourth quarter, several Model N customers went live on Model N Revenue Cloud. Global specialty pharmaceutical company, Mallinckrodt, continued its product roll-out, going live in its brands division. Working closely with Model N’s professional services team, the go-live was Model N’s fastest SaaS transition to date. Also during the quarter, Servier Monde went live with additional Global Pricing Management functionality. This implementation provides the customer with state-of-the-art competitor pricing dashboards which will allow for quicker, more informed decision-making. Influenza vaccine manufacturer, Seqirus USA, also went-live after choosing Model N Revenue Cloud earlier in our fiscal year 2020. Revenue Cloud will allow the customer to scale by automating its booking processes and to work seamlessly with its distributors. With quicker access to richer business intelligence due to improved implementation time, Model N customers are able to achieve faster time-to-value and increased return-on-investment.

•Top Semiconductor Company and Long-time High-Tech Customer Expands its Model N Footprint - In the fourth quarter, long-time Channel Data Management customer, Advanced Micro Devices (AMD), went live with Model N’s full suite of cloud solutions, tightly integrating its channel data into its front and back office systems. By expanding Model N’s product footprint, AMD expects to be able to improve its quoting, pricing, and rebating activities as well as to gain more actionable intelligence into its channel.

•Revenue Cloud Fall ’20 Release for High Tech Provides an End-to-End Solution for Deal Optimization that Utilizes Artificial Intelligence and Machine Learning (AI/ML) – With its new release, Model N addresses customer revenue management challenges by extending its AI/ML capabilities in Revenue Cloud and allowing customers to fine-tune their pricing decisions based on channel and customer pricing data. With these enhanced capabilities, customers can prioritize and optimize high-value deals across their multi-tier channels, and increase execution speed.

Fourth Quarter 2020 Financial Highlights

•Revenues: Total revenues were $41.5 million, an increase of 13% from the fourth quarter of fiscal year 2019. Subscription revenues were $29.7 million, an increase of 8% from the fourth quarter of fiscal year 2019.

•Gross Profit: Gross profit was $24.9 million, an increase of 27% from the fourth quarter of fiscal year 2019. Gross margin was 60% compared to 54% for the fourth quarter of fiscal year 2019. Non-GAAP gross profit was $26.1 million, an increase of 16% from the fourth quarter of fiscal year 2019. Non-GAAP gross margin was 63% compared to 62% for the fourth quarter of fiscal year 2019. Subscription gross margin was 71% compared to 67% for the fourth quarter of fiscal year 2019. Non-GAAP subscription gross margin was 74% compared to 73% for the fourth quarter of fiscal year 2019.

•Income from Operations: GAAP income from operations was $0.4 million, an improvement of 107% from the fourth quarter of fiscal year 2019. Non-GAAP income from operations was $6.8 million, an increase of 41% from the fourth quarter of fiscal year 2019.

•GAAP Net Loss: GAAP net loss was $(3.7) million, an improvement of 35% from the fourth quarter of fiscal year 2019. GAAP basic and diluted net loss per share attributable to common stockholders was $(0.11) based upon weighted average shares outstanding of 34.7 million compared to net loss per share of $(0.17) for the fourth quarter of fiscal year 2019 based upon weighted average shares outstanding of 32.8 million.

•Non-GAAP Net Income: Non-GAAP net income was $5.1 million, an increase of 15% from the fourth quarter of fiscal year 2019. Non-GAAP net income per diluted share was $0.14 based upon diluted weighted average shares outstanding of 36.4 million compared to non-GAAP net income per diluted share of $0.13 for the fourth quarter of fiscal year 2019 based upon diluted weighted average shares outstanding of 34.1 million.

•Adjusted EBITDA: Adjusted EBITDA was $7.0 million, an increase of 38% from the fourth quarter of fiscal year 2019.

Fiscal Year 2020 Financial Highlights
•Revenues: Total revenues were $161.1 million, an increase of 14% from fiscal year 2019. Subscription revenues were $116.2 million, an increase of 10% from fiscal year 2019.

•Gross Profit: Gross profit was $95.6 million, an increase of 27% from fiscal year 2019. Gross margin was 59% compared to 53% for fiscal year 2019. Non-GAAP gross profit was $100.8 million, an increase of 22% from fiscal year 2019. Non-GAAP gross margins were 63% compared to 58% for fiscal year 2019. Subscription gross margin was 70% compared to 67% for fiscal year 2019. Non-GAAP subscription gross margin was 73% compared to 71% for fiscal year 2019.

•GAAP Loss and Non-GAAP Income from Operations: GAAP loss from operations was $(6.6) million, an improvement of 56% from fiscal year 2019. Non-GAAP income from operations was $20.6 million, an increase of 75% from fiscal year 2019.

•GAAP Net Loss: GAAP net loss was $(13.7) million, an improvement of 29% from fiscal year 2019. GAAP basic and diluted net loss per share attributed to common stockholders was $(0.40) based upon weighted average shares outstanding of 34.0 million compared to net loss per share of $(0.60) for fiscal year 2019 based upon weighted average shares outstanding of 32.2 million.

•Non-GAAP Net Income: Non-GAAP net income was $17.0 million, an increase of 110% from fiscal year 2019. Non-GAAP net income per diluted share was $0.48 based upon diluted weighted average shares outstanding of 35.4 million compared to non-GAAP net income per diluted share of $0.24 for fiscal year 2019 based upon diluted weighted average shares outstanding of 33.4 million.

•Adjusted EBITDA: Adjusted EBITDA was $21.4 million, an increase of 63% from fiscal year 2019.

•Cash and Cash Flows: Cash and cash equivalents as of September 30, 2020 totaled $200.5 million. During fiscal year 2020, the company raised $172.5 million from the issuance of convertible senior notes before issuance costs and paid down $40.0 million in debt, accrued interest and other fees. Net cash provided by operating activities was $14.4 million for fiscal year 2020 compared to net cash provided by operating activities of $10.5 million in fiscal year 2019. Free cash flow was $13.8 million for fiscal year 2020 compared to free cash flow of $10.2 million in fiscal year 2019.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance
The impact of COVID-19 and its effect on Model N’s business is included in the guidance that is being provided for the first quarter of fiscal year 2021 and full fiscal year ending September 30, 2021 and reflects the company’s outlook as of November 10, 2020.

(in $ millions, except per share)	First Quarter Fiscal 2021	Full Year Fiscal 2021
Total revenues	40.2 - 40.6	170.0 - 172.0
Subscription revenues	29.4 - 29.8	122.0 - 124.0
Non-GAAP income from operations	4.0 - 4.4	17.6 - 19.6
Non-GAAP net income per share	0.05 - 0.08	0.27 - 0.35
Adjusted EBITDA	4.1 - 4.5	18.0 - 20.0

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the fourth quarter and fiscal year 2020 ended September 30, 2020. The conference call can be accessed by dialing 877-407-4018 from the United States or +1-201-689-8471 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on November 24, 2020, a telephone replay will be available by dialing 844-512-2921 from the United States or +1-412-317-6671, internationally, with recording access code 13711433.

About Model N

Model N enables life sciences and high tech companies to drive growth and market share, minimizing revenue leakage throughout the revenue lifecycle. With deep industry expertise and solutions purpose-built for these industries, Model N delivers comprehensive visibility, insight and control over the complexities of commercial operations and compliance. Its integrated cloud solution is proven to automate pricing, incentive and contract decisions to scale business profitably and grow revenue. Model N is trusted across more than 120 countries by the world’s leading pharmaceutical, medical technology, semiconductor, and high tech companies, including Johnson & Johnson, AstraZeneca, Novartis, Microchip Technology, and ON Semiconductor. For more information, visit www.modeln.com.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s first quarter and full year fiscal 2021 financial results, the impact COVID-19 will have on our business, Model N’s profitability, future planned enhancements to our products and benefits from our products. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; (xii) our ability to retain customers; and (xiii) adverse impacts on our business and financial condition due to COVID-19. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2019, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP subscription gross profit, non-GAAP subscription gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expenses, amortization of intangible assets, and deferred revenue adjustments as they are often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP income (loss) from operations excludes stock-based compensation expense, amortization of intangible assets, and deferred revenue adjustments. Non-GAAP net income (loss) excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount and issuance costs, and deferred revenue adjustments. Additionally, stock-based compensation expense varies from period to period and from company to company due to such things as valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted for depreciation and amortization, stock-based compensation expense, acquisition & integration related expenses, deferred revenue adjustment, interest (income) expense, net, other (income) expenses, net, and provision for (benefit from) income taxes. Reconciliation tables are provided in this press release.
We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted or estimated, such as the difficulties of estimating certain items such as charges to stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.
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Investor Relations Contact:

Gwyn Lauber
Model N, Inc.
650-610-4998
investorrelations@modeln.com

Media Contact:

Laura Ruark
Bospar
laura@bospar.com

Model N, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of September 30, 2020	As of September 30, 2019
Assets
Current assets
Cash and cash equivalents	$200,491	$60,780
Accounts receivable, net	35,796	26,953
Prepaid expenses	2,797	2,776
Other current assets	7,314	4,039
Total current assets	246,398	94,548
Property and equipment, net	1,034	1,043
Operating lease right-of-use assets	3,332	—
Goodwill	39,283	39,283
Intangible assets, net	24,380	29,131
Other assets	5,863	5,588
Total assets	$320,290	$169,593
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,009	$2,302
Accrued employee compensation	17,056	19,906
Accrued liabilities	5,237	4,354
Operating lease liabilities, current portion	1,460	—
Deferred revenue, current portion	50,904	44,875
Long term debt, current portion	—	4,911
Total current liabilities	77,666	76,348
Long-term liabilities
Long term debt	114,438	39,371
Operating lease liabilities, less current portion	2,067	—
Other long-term liabilities	1,448	1,152
Total long-term liabilities	117,953	40,523
Total liabilities	195,619	116,871
Stockholders’ equity
Common stock	5	5
Preferred stock	—	—
Additional paid-in capital	351,952	266,295
Accumulated other comprehensive loss	(1,213)	(1,169)
Accumulated deficit	(226,073)	(212,409)
Total stockholders’ equity	124,671	52,722
Total liabilities and stockholders’ equity	$320,290	$169,593

Model N, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2020	2019	2020	2019
Revenues
Subscription	$29,672	$27,439	$116,184	$105,219
Professional services	11,788	9,164	44,872	36,016
Total revenues	41,460	36,603	161,056	141,235
Cost of revenues
Subscription	8,579	8,970	34,461	35,218
Professional services	8,009	7,983	31,035	30,912
Total cost of revenues	16,588	16,953	65,496	66,130
Gross profit	24,872	19,650	95,560	75,105
Operating expenses
Research and development	8,455	8,122	34,361	30,009
Sales and marketing	9,297	9,080	38,979	32,894
General and administrative	6,757	7,511	28,826	27,213
Total operating expenses	24,509	24,713	102,166	90,116
Income (loss) from operations	363	(5,063)	(6,606)	(15,011)
Interest expense, net	3,371	620	6,322	2,933
Other expenses (income), net	347	(89)	(76)	319
Loss before income taxes	(3,355)	(5,594)	(12,852)	(18,263)
Provision for income taxes	302	61	812	1,030
Net loss	$(3,657)	$(5,655)	$(13,664)	$(19,293)
Net loss per share:
Basic and diluted	$(0.11)	$(0.17)	$(0.40)	$(0.60)
Weighted average number of shares used in computing net loss per share:
Basic and diluted	34,684	32,846	34,008	32,232

Model N, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended September 30,
	2020	2019
Cash Flows from Operating Activities
Net loss	$(13,664)	$(19,293)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,498	6,790
Stock-based compensation	22,500	21,340
Amortization of debt discount and issuance costs	3,405	579
Deferred income taxes	389	176
Amortization of capitalized contract acquisition costs	2,459	1,781
Loss on early extinguishment of debt	319	(121)
Other non-cash charges	(4)	—
Changes in assets and liabilities
Accounts receivable	(8,836)	860
Prepaid expenses and other assets	(3,091)	(5,158)
Accounts payable	544	692
Accrued employee compensation	927	2,015
Other current and long-term liabilities	(2,433)	240
Deferred revenue	6,393	549
Net cash provided by operating activities	14,406	10,450
Cash Flows from Investing Activities
Purchases of property and equipment	(579)	(280)
Net cash used in investing activities	(579)	(280)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of employee stock purchase plan	4,234	3,870
Proceeds from issuance of convertible senior notes, net of issuance costs	166,409	—
Principal payments on debt	(44,750)	(10,000)
Net cash provided by (used in) financing activities	125,893	(6,130)
Effect of exchange rate changes on cash and cash equivalents	(9)	36
Net increase in cash and cash equivalents	139,711	4,076
Cash and cash equivalents
Beginning of period	60,780	56,704
End of period	$200,491	$60,780

Model N, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2020	2019	2020	2019
Reconciliation from GAAP net loss to adjusted EBITDA
GAAP net loss	$(3,657)	$(5,655)	$(13,664)	$(19,293)
Reversal of non-GAAP items
Stock-based compensation expense	5,268	8,518	22,500	21,340
Depreciation and amortization	1,335	1,599	5,498	6,790
Interest expense, net	3,371	620	6,322	2,933
Other expenses (income), net	347	(89)	(76)	319
Provision for income taxes	302	61	812	1,030
Adjusted EBITDA	$6,966	$5,054	$21,392	$13,119

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2020	2019	2020	2019
Reconciliation from GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$24,872	$19,650	$95,560	$75,105
Reversal of non-GAAP expenses
Stock-based compensation (a)	980	2,455	4,094	5,362
Amortization of intangible assets (b)	282	476	1,193	1,904
Non-GAAP gross profit	$26,134	$22,581	$100,847	$82,371
Percentage of revenue	63.0%	61.7%	62.6%	58.3%

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2020	2019	2020	2019
Reconciliation from GAAP subscription gross profit to non-GAAP subscription gross profit
GAAP subscription gross profit	$21,093	$18,469	$81,723	$70,001
Reversal of non-GAAP expenses
Stock-based compensation (a)	436	1,104	1,865	2,468
Amortization of intangible assets (b)	282	476	1,193	1,904
Non-GAAP subscription gross profit	$21,811	$20,049	$84,781	$74,373

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2020	2019	2020	2019
Reconciliation from GAAP operating income (loss) to non-GAAP operating income
GAAP operating income (loss)	$363	$(5,063)	$(6,606)	$(15,011)
Reversal of non-GAAP expenses
Stock-based compensation (a)	5,268	8,518	22,500	21,340
Amortization of intangible assets (b)	1,171	1,366	4,751	5,467
Non-GAAP operating income	$6,802	$4,821	$20,645	$11,796

Numerator
Reconciliation between GAAP net loss and non-GAAP net income
GAAP net loss	$(3,657)	$(5,655)	$(13,664)	$(19,293)
Reversal of non-GAAP expenses
Stock-based compensation (a)	5,268	8,518	22,500	21,340
Amortization of intangible assets (b)	1,171	1,366	4,751	5,467
Amortization of debt discount and issuance costs (c)	$2,287	$178	$3,405	$579
Non-GAAP net income	$5,069	$4,407	$16,992	$8,093

Denominator
Reconciliation between GAAP and non-GAAP net income (loss) per share
Shares used in computing GAAP net loss per share:
Basic	34,684	32,846	34,008	32,232
Diluted	34,684	32,846	34,008	32,232
Shares used in computing non-GAAP net income per share
Basic	34,684	32,846	34,008	32,232
Diluted	36,413	34,149	35,366	33,423
GAAP net loss per share
Basic and diluted	$(0.11)	$(0.17)	$(0.40)	$(0.60)
Non-GAAP net income per share
Basic	$0.15	$0.13	$0.50	$0.25
Diluted	$0.14	$0.13	$0.48	$0.24

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2020	2019	2020	2019
Amortization of intangibles assets recorded in the statements of operations
Cost of revenues
Subscription	$282	$476	$1,193	$1,904
Professional services	—	—	—	—
Total amortization of intangibles assets in cost of revenue (b)	282	476	1,193	1,904
Operating expenses
Research and development	—	—	—	—
Sales and marketing	889	890	3,558	3,563
General and administrative	—	—	—	—
Total amortization of intangibles assets in operating expense (b)	889	890	3,558	3,563
Total amortization of intangibles assets (b)	$1,171	$1,366	$4,751	$5,467

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2020	2019	2020	2019
Stock-based compensation recorded in the statements of operations
Cost of revenues
Subscription	$436	$1,104	$1,865	$2,468
Professional services	544	1,351	2,229	2,894
Total stock-based compensation in cost of revenue (a)	980	2,455	4,094	5,362
Operating expenses
Research and development	882	1,749	4,625	4,145
Sales and marketing	1,571	1,817	6,160	4,641
General and administrative	1,835	2,497	7,621	7,192
Total stock-based compensation in operating expense (a)	4,288	6,063	18,406	15,978
Total stock-based compensation (a)	$5,268	$8,518	$22,500	$21,340

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of adjusted EBITDA, gross profit, gross margin, income from operations, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of intangible assets, and amortization of debt discount and issuance costs and include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating income (loss), net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b)Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(c)Amortization of debt discount and issuance costs. Amortization of debt discount and issuance costs is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies. Fiscal year 2019 has been revised to exclude the amortization of debt discounts and issuance costs related to our term loan and promissory note to better provide consistency between the periods.